Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2018 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.15 PER SHARE

ARLINGTON, Texas (Business Wire) - November 8, 2018
Fiscal 2018 Fourth Quarter Highlights - comparisons to the prior year quarter

•	Net income attributable to D.R. Horton increased 49% to $466.1 million or $1.22 per diluted share

•	Consolidated pre-tax income increased 25% to $607.7 million

•	Consolidated pre-tax profit margin improved 180 basis points to 13.5%

•	Homes closed increased 11% to 14,674 homes and 9% in value to $4.4 billion

•	Net sales orders increased 11% to 11,509 homes and 10% in value to $3.4 billion

Fiscal 2018 Highlights - comparisons to the prior year

•	Net income attributable to D.R. Horton increased 41% to $1.5 billion or $3.81 per diluted share

•	Consolidated pre-tax income increased 29% to $2.1 billion

•	Consolidated pre-tax profit margin improved 140 basis points to 12.8%

•	Homes closed increased 13% to 51,857 homes and 14% in value to $15.5 billion

•	Net sales orders increased 13% to 52,740 homes and 13% in value to $15.8 billion

•	Homes in inventory increased 13% to 29,700 homes

•	Book value per common share increased 16% to $23.88

•	Homebuilding return on inventory improved 360 basis points to 20.2%

•	Homebuilding cash provided by operations of $1.0 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income attributable to D.R. Horton for the fourth fiscal quarter increased 49% to $466.1 million, or $1.22 per diluted share, compared to $313.2 million, or $0.82 per diluted share, in the same quarter of fiscal 2017. Homebuilding revenue for the fourth quarter of fiscal 2018 increased 8% to $4.4 billion from $4.1 billion in the same quarter of 2017. Homes closed in the quarter increased 11% to 14,674 homes, compared to 13,165 homes in the same quarter of fiscal 2017.

For the fiscal year ended September 30, 2018, the Company's net income attributable to D.R. Horton increased 41% to $1.5 billion, or $3.81 per diluted share, compared to $1.0 billion, or $2.74 per diluted share, in fiscal 2017. Homebuilding revenue for the fiscal year ended September 30, 2018 increased 14% to $15.6 billion from $13.7 billion in fiscal 2017. Homes closed in fiscal 2018 increased 13% to 51,857 homes, compared to 45,751 homes in fiscal 2017.

Net sales orders for the fourth quarter ended September 30, 2018 increased 11% to 11,509 homes from 10,333 homes in the year-ago quarter, and the value of net sales orders increased 10% to $3.4 billion from $3.1 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2018 was 26%, compared to 25% in same quarter of fiscal 2017.

Net sales orders for the fiscal year ended September 30, 2018 increased 13% to 52,740 homes from 46,605 homes in fiscal 2017, and the value of net sales orders increased 13% to $15.8 billion from $13.9 billion. The Company's cancellation rate for fiscal 2018 was 22%, unchanged from fiscal 2017. The Company's sales order backlog of homes under contract at September 30, 2018 increased 8% to 13,371 homes and 8% in value to $4.0 billion compared to 12,329 homes and $3.7 billion at September 30, 2017.

Homes in inventory at September 30, 2018 increased 13% to 29,700 homes, compared to 26,200 homes at September 30, 2017. The Company's land and lot portfolio at September 30, 2018 consisted of 289,000 lots, of which 43% were owned and 57% were controlled through option contracts, compared to 249,000 lots at September 30, 2017, of which 50% were owned and 50% were controlled through option contracts.

The Company's homebuilding return on inventory (ROI) improved 360 basis points to 20.2% in fiscal 2018 from 16.6% in fiscal 2017. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory. Average inventory in the ROI calculation is the sum of ending inventory balances for the trailing five quarters divided by five.

Homebuilding cash provided by operations for fiscal 2018 was $1.0 billion, and the Company ended the year with $1.1 billion of homebuilding unrestricted cash and homebuilding debt to total capital of 21.4%. Homebuilding debt to capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “With 51,857 homes closed in fiscal 2018, D.R. Horton completed its 17th consecutive year as the largest homebuilder in the United States. We generated positive cash flows from operations the last four years while our annual revenues doubled over the same period. Our consolidated pre-tax income increased 29% to $2.1 billion on revenues of $16.1 billion, and our consolidated pre-tax profit margin improved 140 basis points to 12.8%. Our homebuilding return on inventory improved 360 basis points from a year ago to 20.2%, and homebuilding cash flow from operations was $1.0 billion in fiscal 2018. These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands.

“Sales prices for both new and existing homes have increased across most of our markets over the past several years, which coupled with rising interest rates has impacted affordability and resulted in some moderation of demand for homes, particularly at higher price points. However, we continue to see good demand and a limited supply of homes at affordable prices across our markets, and economic fundamentals and financing availability remain solid. We are pleased with our current product offerings and positioning to meet demand in the current market, and we will adjust to future changes in market conditions as necessary.

"Our continued strategic focus is to consolidate market share while growing both our revenues and pre-tax profits, generating strong cash flows and returns and maintaining a flexible financial position. With 29,700 homes in inventory and 289,000 owned and optioned lots to support future growth, we are well-positioned as we begin fiscal 2019."

Dividends
In fiscal 2018, the Company paid cash dividends of $47.1 million in the fourth quarter and $188.4 million during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.15 per common share, an increase of 20% compared to its most recent dividend paid. The dividend is payable on December 10, 2018 to stockholders of record on November 26, 2018.

Share Repurchases
The Company repurchased 1.2 million shares of common stock for $52.6 million during the fourth quarter of fiscal 2018 and 2.8 million shares of common stock for $127.5 million during the year. The Company's remaining stock repurchase authorization at September 30, 2018 was $375.5 million.

Forestar Segment
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly traded residential lot development company with operations in 24 markets and 14 states as of September 30, 2018. Forestar’s results of operations for the three month period ended September 30, 2018 and from October 5, 2017 (acquisition date) through September 30, 2018 are fully consolidated in the Company’s financial statements with the 25% interest not owned by the Company reported as noncontrolling interests. For the twelve months ended September 30, 2018, Forestar sold 1,279 lots and generated $109.2 million of revenue. These results are included in the Company’s segment information following the consolidated financials. On its conference call today, the Company will provide an update on Forestar’s operations, capital structure and future growth plans.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, November 8th) at 8:30 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 81 markets in 27 states across the United States and closed 51,857 homes during its fiscal year ended September 30, 2018. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we continue to see good demand and a limited supply of homes at affordable prices across our markets, and economic fundamentals and financing availability remain solid; we are pleased with our current product offerings and positioning to meet demand in the current market, and we will adjust to meet future changes in market conditions as necessary; our continued strategic focus is to consolidate market share while growing both our revenues and pre-tax profits, generating strong cash flows and returns and maintaining a flexible financial position; and that with 29,700 homes in inventory and 289,000 owned and optioned lots to support future growth, we are well-positioned as we begin fiscal 2019. The forward-looking statements also include all metrics in the Forestar segment information.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.
Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2018	2017
	(In millions)
ASSETS
Cash and cash equivalents	$1,473.1	$1,007.8
Restricted cash	32.9	16.5
Inventories:
Construction in progress and finished homes	5,086.3	4,606.0
Residential land and lots — developed and under development	5,172.4	4,519.7
Land held for development	96.1	101.0
Land held for sale	40.2	10.4
	10,395.0	9,237.1
Investment in unconsolidated entities	11.0	—
Mortgage loans held for sale	796.4	587.3
Deferred income taxes, net of valuation allowance of $17.7 million and $11.2 million at September 30, 2018 and 2017, respectively	194.0	365.0
Property and equipment, net	401.1	325.0
Other assets	701.9	565.9
Goodwill	109.2	80.0
Total assets	$14,114.6	$12,184.6
LIABILITIES
Accounts payable	$624.7	$580.4
Accrued expenses and other liabilities	1,127.5	985.0
Notes payable	3,203.5	2,871.6
Total liabilities	4,955.7	4,437.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 388,120,243 shares issued and 376,261,635 shares outstanding at September 30, 2018 and 384,036,150 shares issued and 374,986,079 shares outstanding at September 30, 2017	3.9	3.8
Additional paid-in capital	3,085.0	2,992.2
Retained earnings	6,217.9	4,946.0
Treasury stock, 11,858,608 shares and 9,050,071 shares at September 30, 2018 and 2017, respectively, at cost	(322.4)	(194.9)
Stockholders’ equity	8,984.4	7,747.1
Noncontrolling interests	174.5	0.5
Total equity	9,158.9	7,747.6
Total liabilities and equity	$14,114.6	$12,184.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2018	2017	2018	2017
	(In millions, except per share data)
Revenues	$4,505.2	$4,159.1	$16,068.0	$14,091.0
Cost of sales	3,459.1	3,264.0	12,398.1	11,042.8
Selling, general and administrative expense	456.9	416.1	1,676.8	1,471.6
Equity in earnings of unconsolidated entities	0.4	—	(2.8)	—
Gain on sale of assets	(4.3)	—	(18.8)	—
Other (income) expense	(14.6)	(6.5)	(45.3)	(25.5)
Income before income taxes	607.7	485.5	2,060.0	1,602.1
Income tax expense	138.8	172.3	597.7	563.7
Net income	468.9	313.2	1,462.3	1,038.4
Net income attributable to noncontrolling interests	2.8	—	2.0	—
Net income attributable to D.R. Horton, Inc.	$466.1	$313.2	$1,460.3	$1,038.4

Basic:
Net income per share	$1.24	$0.84	$3.88	$2.77
Weighted average number of common shares	376.7	374.7	376.6	374.3
Diluted:
Net income per share	$1.22	$0.82	$3.81	$2.74
Adjusted weighted average number of common shares	382.7	380.0	383.4	378.9
Other Consolidated Financial Data:
Interest charged to cost of sales	$34.6	$41.9	$130.6	$152.6
Depreciation and amortization	$15.8	$14.3	$62.4	$54.7
Interest incurred	$31.6	$29.9	$125.4	$129.3

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$1,462.3	$1,038.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62.4	54.7
Amortization of discounts and fees	9.9	5.0
Stock-based compensation expense	55.8	59.2
Equity in earnings of unconsolidated entities	(2.8)	—
Distributions of earnings of unconsolidated entities	2.0	—
Excess income tax benefit from employee stock awards	—	(14.3)
Deferred income taxes	170.9	110.8
Inventory and land option charges	50.4	40.2
Gain on sale of assets	(18.8)	—
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(482.8)	(584.4)
Increase in residential land and lots – developed, under development, held for development and held for sale	(573.8)	(362.3)
Increase in other assets	(110.6)	(63.7)
(Increase) decrease in mortgage loans held for sale	(208.8)	67.6
Increase in accounts payable, accrued expenses and other liabilities	129.1	89.0
Net cash provided by operating activities	545.2	440.2
INVESTING ACTIVITIES
Expenditures for property and equipment	(68.1)	(102.7)
Proceeds from sale of assets	292.9	—
Expenditures related to multi-family rental properties	(70.2)	(54.6)
Increase in restricted cash	(16.4)	(7.0)
Return of investment in unconsolidated entities	17.5	—
Net principal (increase) decrease of other mortgage loans and real estate owned	(1.2)	6.2
Proceeds from (purchases of) debt securities collateralized by residential real estate	7.3	(8.8)
Payments related to business acquisitions, net of cash acquired	(159.2)	(4.1)
Net cash provided by (used in) investing activities	2.6	(171.0)
FINANCING ACTIVITIES
Proceeds from notes payable	2,163.5	835.0
Repayment of notes payable	(2,181.7)	(1,192.3)
Advances (payments) on mortgage repurchase facility, net	217.7	(53.0)
Proceeds from stock associated with certain employee benefit plans	47.4	46.7
Excess income tax benefit from employee stock awards	—	14.3
Cash paid for shares withheld for taxes	(10.3)	(5.1)
Cash dividends paid	(188.4)	(149.6)
Repurchases of common stock	(127.5)	(60.6)
Distributions to noncontrolling interests, net	(3.2)	—
Net cash used in financing activities	(82.5)	(564.6)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	465.3	(295.4)
Cash and cash equivalents at beginning of year	1,007.8	1,303.2
Cash and cash equivalents at end of year	$1,473.1	$1,007.8

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,111.8	$318.8	$33.7	$8.8	$—	$—	$1,473.1
Restricted cash	8.6	16.2	8.1	—	—	—	32.9
Inventories:
Construction in progress and finished homes	5,084.4	—	—	—	1.9	—	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	4,790.7	498.0	—	—	(7.2)	27.2	5,308.7
	9,875.1	498.0	—	—	(5.3)	27.2	10,395.0
Investment in unconsolidated entities	—	11.7	—	—	—	(0.7)	11.0
Mortgage loans held for sale	—	—	796.4	—	—	—	796.4
Deferred income taxes	176.5	26.9	—	—	1.1	(10.5)	194.0
Property and equipment, net	207.1	1.8	3.0	189.2	—	—	401.1
Other assets	673.7	19.7	43.6	0.9	(48.6)	12.6	701.9
Goodwill	80.0	—	—	—	—	29.2	109.2
	$12,132.8	$893.1	$884.8	$198.9	$(52.8)	$57.8	$14,114.6
Liabilities
Accounts payable	$612.4	$11.2	$0.2	$4.2	$(3.3)	$—	$624.7
Accrued expenses and other liabilities	1,041.3	95.7	41.9	9.9	(46.1)	(15.2)	1,127.5
Notes payable	2,445.9	111.7	637.7	—	—	8.2	3,203.5
	$4,099.6	$218.6	$679.8	$14.1	$(49.4)	$(7.0)	$4,955.7

	September 30, 2017
	Homebuilding	Financial Services	Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$973.0	$24.1	$10.7	$1,007.8
Restricted cash	9.3	7.2	—	16.5
Inventories:
Construction in progress and finished homes	4,606.0	—	—	4,606.0
Residential land and lots — developed, under development, held for development and held for sale	4,631.1	—	—	4,631.1
	9,237.1	—	—	9,237.1
Mortgage loans held for sale	—	587.3	—	587.3
Deferred income taxes	365.0	—	—	365.0
Property and equipment, net	194.4	3.0	127.6	325.0
Other assets	518.7	42.2	5.0	565.9
Goodwill	80.0	—	—	80.0
	$11,377.5	$663.8	$143.3	$12,184.6
Liabilities
Accounts payable	$575.6	$1.5	$3.3	$580.4
Accrued expenses and other liabilities	933.1	35.6	16.3	985.0
Notes payable	2,451.6	420.0	—	2,871.6
	$3,960.3	$457.1	$19.6	$4,437.0
_________________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar’s interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$4,379.9	$—	$—	$—	$—	$—	$4,379.9
Land/lot sales and other	12.7	32.2	—	—	(21.8)	—	23.1
Financial services	—	—	102.2	—	—	—	102.2
	4,392.6	32.2	102.2	—	(21.8)	—	4,505.2
Cost of sales:
Home sales	3,433.8	—	—	—	(1.2)	—	3,432.6
Land/lot sales and other	10.4	22.5	—	—	(17.8)	3.8	18.9
Inventory and land option charges	6.0	1.0	—	—	—	0.6	7.6
	3,450.2	23.5	—	—	(19.0)	4.4	3,459.1
Selling, general and administrative expense	369.7	7.2	73.1	6.8	—	0.1	456.9
Equity in earnings of unconsolidated entities	—	(2.3)	—	—	2.5	0.2	0.4
Gain on sale of assets	(2.4)	(23.7)	—	—	—	21.8	(4.3)
Interest expense	—	—	—	—	—	—	—
Other (income) expense	(2.6)	(2.1)	(4.7)	(5.5)	—	0.3	(14.6)
Income (loss) before income taxes	$577.7	$29.6	$33.8	$(1.3)	$(5.3)	$(26.8)	$607.7

	Year Ended September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$15,502.0	$—	$—	$—	$—	$—	$15,502.0
Land/lot sales and other	121.8	109.2	—	—	(39.1)	(1.2)	190.7
Financial services	—	—	375.3	—	—	—	375.3
	15,623.8	109.2	375.3	—	(39.1)	(1.2)	16,068.0
Cost of sales:
Home sales (5)	12,195.5	—	—	—	(1.2)	—	12,194.3
Land/lot sales and other	99.1	68.0	—	—	(30.1)	16.4	153.4
Inventory and land option charges	48.8	1.0	—	—	—	0.6	50.4
	12,343.4	69.0	—	—	(31.3)	17.0	12,398.1
Selling, general and administrative expense	1,346.2	32.8	272.6	24.7	—	0.5	1,676.8
Equity in earnings of unconsolidated entities	—	(12.4)	—	—	2.5	7.1	(2.8)
Gain on sale of assets	(15.8)	(27.7)	—	—	—	24.7	(18.8)
Interest expense	—	5.8	—	—	(5.8)	—	—
Other (income) expense	(7.2)	(7.0)	(15.1)	(17.0)	—	1.0	(45.3)
Income (loss) before income taxes	$1,957.2	$48.7	$117.8	$(7.7)	$(4.5)	$(51.5)	$2,060.0
Summary Cash Flow Information:
Cash provided by (used in) operating activities (6)	$1,001.7	$(320.3)	$(116.6)	$0.8	$(10.5)	$(9.9)	$545.2
________________________

(1)	Results are presented from the date of acquisition and on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar’s interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is not recognized in the consolidated financial statements until the homebuilding segment closes homes on the lots to homebuyers.

(6)	Amount in the Eliminations column represents cash flow related to land sales from the Homebuilding segment to the Other segment.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2017
	Homebuilding	Financial Services	Other (1)	Consolidated
	(In millions)
Revenues:
Home sales	$4,035.1	$—	$—	$4,035.1
Land/lot sales and other	31.4	—	—	31.4
Financial services	—	92.6	—	92.6
	4,066.5	92.6	—	4,159.1
Cost of sales:
Home sales	3,214.0	—	—	3,214.0
Land/lot sales and other	29.6	—	—	29.6
Inventory and land option charges	20.4	—	—	20.4
	3,264.0	—	—	3,264.0
Selling, general and administrative expense	348.0	64.3	3.8	416.1
Other (income) expense	(3.3)	(3.5)	0.3	(6.5)
Income (loss) before income taxes	$457.8	$31.8	$(4.1)	$485.5

	Year Ended September 30, 2017
	Homebuilding	Financial Services	Other (1)	Consolidated
	(In millions)
Revenues:
Home sales	$13,653.2	$—	$—	$13,653.2
Land/lot sales and other	88.3	—	—	88.3
Financial services	—	349.5	—	349.5
	13,741.5	349.5	—	14,091.0
Cost of sales:
Home sales	10,927.8	—	—	10,927.8
Land/lot sales and other	74.8	—	—	74.8
Inventory and land option charges	40.2	—	—	40.2
	11,042.8	—	—	11,042.8
Selling, general and administrative expense	1,220.4	239.3	11.9	1,471.6
Other (income) expense	(11.0)	(14.3)	(0.2)	(25.5)
Income (loss) before income taxes	$1,489.3	$124.5	$(11.7)	$1,602.1
Summary Cash Flow Information:
Cash provided by (used in) operating activities	$303.7	$139.1	$(2.6)	$440.2
_________________________

(1)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,625	$465.7	1,460	$411.0	6,994	$1,988.8	6,039	$1,708.9
Midwest	496	191.6	378	152.3	2,209	864.3	1,841	722.6
Southeast	3,972	1,058.1	3,556	925.7	17,380	4,640.7	15,575	4,068.9
South Central	3,025	755.3	2,516	630.1	15,317	3,849.8	13,374	3,339.1
Southwest	672	177.1	674	154.3	3,179	784.4	2,693	620.5
West	1,719	782.6	1,749	842.7	7,661	3,632.7	7,083	3,481.2
	11,509	$3,430.4	10,333	$3,116.1	52,740	$15,760.7	46,605	$13,941.2

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,897	$535.5	1,710	$478.7	6,697	$1,893.0	5,796	$1,639.1
Midwest	610	236.9	552	214.5	2,186	857.5	1,892	734.1
Southeast	4,817	1,280.8	4,209	1,098.4	17,216	4,573.3	15,571	4,085.7
South Central	4,117	1,035.9	3,497	880.6	14,940	3,760.4	13,258	3,339.1
Southwest	921	220.2	861	194.5	3,094	725.4	2,505	578.5
West	2,312	1,070.6	2,336	1,168.4	7,724	3,692.4	6,729	3,276.7
	14,674	$4,379.9	13,165	$4,035.1	51,857	$15,502.0	45,751	$13,653.2

SALES ORDER BACKLOG
	As of September 30,
	2018		2017
	Homes	Value	Homes	Value
East	1,841	$548.6	1,544	$452.8
Midwest	442	179.2	419	172.5
Southeast	4,221	1,172.3	4,057	1,104.9
South Central	4,492	1,151.8	3,956	1,018.1
Southwest	928	251.7	843	192.7
West	1,447	725.3	1,510	785.0
	13,371	$4,028.9	12,329	$3,726.0